                                                                      EXHIBIT 21


                         LIST OF SUBSIDIARY CORPORATIONS
                            ARKANSAS BEST CORPORATION


The Registrant owns and controls the following subsidiary corporations:

                                                                    JURISDICTION OF                   % OF VOTING
                         NAME                                        INCORPORATION                  SECURITIES OWNED
---------------------------------------------------------------     ---------------                 ----------------
SUBSIDIARIES OF ARKANSAS BEST CORPORATION:
     ABF Freight System, Inc.                                        Delaware                              100
     Transport Realty, Inc.                                          Arkansas                              100
     Data-Tronics Corp.                                              Arkansas                              100
     ABF Cartage, Inc.                                               Delaware                              100
     Land-Marine Cargo, Inc.                                         Puerto Rico                           100
     ABF Freight System Canada, Ltd.                                 Canada                                100
     ABF Freight System de Mexico, Inc.                              Delaware                              100
     Agricultural Express of America, Inc.                           Delaware                              100
     Clipper Exxpress Company                                        Delaware                              100
     Motor Carrier Insurance, Ltd.                                   Bermuda                               100
     Tread-Ark Corporation                                           Delaware                              100
     Best Service Corp.                                              Arkansas                              100
     Clipper Global Air, Inc.                                        Arkansas                              100
     Clipper Freight Management, Inc.                                Arkansas                              100
     CaroTrans Canada, Ltd.                                          Canada                                100
     CaroTrans de Mexico, S.A. DE C.V.                               Mexico                                100
     Advertising Counselors, Inc.                                    Arkansas                              100
     Arkansas Underwriters Corporation                               Arkansas                              100

Subsidiary of Tread-Ark Corporation (formerly Treadco, Inc.):
     FleetNet America, LLC                                           Delaware                              100

Subsidiary of ABF Freight System, Inc.:
     ABF Freight System (B.C.), Ltd.                                 British Columbia                      100
     FreightValue, Inc.                                              Arkansas                              100